As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(408) 943-1234

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James J. Cowie, Esq.

Senior Vice President, General Counsel and Secretary

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(408) 943-1234

Attention: Corporate Secretary

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Martin A. Wellington, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$350,000,000	100%	$350,000,000	(1)

(1)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Cadence Design Systems, Inc.

DEBT SECURITIES

We may offer from time to time debt securities. Specific terms of these debt securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Investing in these securities involves certain risks. Investors should review the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated or the context requires, the terms “Cadence,” the “company,” “us,” “we” and “our” refer to Cadence Design Systems, Inc. and its consolidated subsidiaries.

i

CADENCE DESIGN SYSTEMS, INC.

We develop solutions that our customers use to design increasingly small and complex integrated circuits (“ICs”) and electronic devices. Our solutions are designed to help our customers reduce the time to bring an IC or electronic device to market and to reduce their design, development and manufacturing costs. Our product offerings include Electronic Design Automation software, emulation hardware, and two categories of intellectual property (“IP”), commonly referred to as verification IP and design IP. We provide maintenance for our software, hardware and IP product offerings. We also provide engineering services related to methodology, education, hosted design solutions and design services for advanced ICs and development of custom IP. These services help our customers manage and accelerate their electronics product development processes.

Cadence Design Systems, Inc. was incorporated in June 1988 in the State of Delaware. Our principal executive offices are located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and our telephone number is (408) 943-1234. Our corporate website address is www.cadence.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the debt securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and cash flows.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file annual, quarterly and other reports and information with the Securities and Exchange Commission (the “SEC”). For further information regarding us, you may desire to review reports and other information filed under the Exchange Act, including the reports and other information incorporated by reference into this prospectus. Such reports and other information may be read and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies can be obtained by mail at prescribed rates by writing to the public reference room mentioned above. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also find our filings at the SEC’s website at http://www.sec.gov and on our website at http://www.cadence.com. Our website and the information contained on our website are not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC on February 20, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 28, 2014 and March 29, 2014, as filed with the SEC on July 21, 2014 and April 21, 2014, respectively;

•	certain portions of our Definitive Proxy Statement on Schedule 14A for the 2014 annual meeting of the stockholders, incorporated by reference in the Annual Report on Form 10-K for the year ended December 28, 2013, filed on March 26, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on May 7, 2014 and September 22, 2014.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (408) 943-1234 or by writing to us at the following address:

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

Attn: Investor Relations

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that are not historical in nature, are predictive, or that depend upon or refer to future events or conditions or contain forward-looking statements. Statements including, but not limited to, statements regarding the extent and timing of future revenues and expenses and customer demand, statements regarding the deployment of our products, statements regarding our reliance on third parties and other statements using words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “should,” “will” and “would,” and words of similar import and the negatives thereof, constitute forward-looking statements. These statements are predictions based upon our current expectations about future events. Actual results could vary materially as a result of certain factors, including, but not limited to, those expressed in these statements. We refer you to the risks discussed in our other filings with the SEC incorporated by reference herein, which identify important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus or in the documents incorporated by reference herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing (i) income (loss) before provision (benefit) for income taxes and earnings (loss) in equity interests, plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense on indebtedness and the estimated portion of operating lease rental expense that is representative of the interest factor.

Six Months Ended		Year Ended
June 28, 2014	June 29, 2013	December 28, 2013	December 29, 2012	December 31, 2011	January 1, 2011(1)	January 2, 2010(1)
4.6x	5.0x	4.6x	5.5x	2.9x	—	—

(1)	Earnings were inadequate to cover fixed charges for the years ended January 1, 2011 and January 2, 2010 by approximately $62.6 million and $153.0 million, respectively.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute the senior debt of Cadence Design Systems, Inc. The debt securities will be issued under an indenture between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee. We will include in a prospectus supplement the specific terms of each series of debt securities being offered. In addition, the material terms of any indenture, which will govern the rights of the holders of our debt securities, will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Cadence Design Systems, Inc. as of December 28, 2013 and December 29, 2012, and for each of the years in the three-year period ended December 28, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2013 have been incorporated by reference herein in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cadence Design Systems, Inc. (the “Registrant”) in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		+
Accounting fees and expenses		+
Transfer agent and registrar fees		+
Printing and engraving expenses		+
Miscellaneous		+

TOTAL	$	+

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
+	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VII of the Registrant’s currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of Article VII shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Article V of the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its current or former directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant’s request (such current or former directors, officers and other persons are hereinafter referred to collectively as “Covered Persons”), to the fullest extent permitted by Delaware law; (b) the Registrant is required to advance expenses as incurred to such Covered Persons in connection with defending a proceeding;

(c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit, if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend Article V of the Bylaws in a way that would adversely affect any right or protection conferred on such Covered Persons.

The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liability arising under the Securities Act of 1933, as amended.

The form of Underwriting Agreement to be filed as Exhibit 1.01 to this Registration Statement is expected to provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 26th day of September, 2014.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Lip-Bu Tan
Lip-Bu Tan President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2014

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2014

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	September 26, 2014

/s/ Susan L. Bostrom Susan L. Bostrom	Director	September 26, 2014

/s/ Dr. James D. Plummer Dr. James D. Plummer	Director	September 26, 2014

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	September 26, 2014

/s/ George M. Scalise George M. Scalise	Director	September 26, 2014

/s/ Roger S. Siboni Roger S. Siboni	Director	September 26, 2014

/s/ Young K. Sohn Young K. Sohn	Director	September 26, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.01*	Underwriting Agreement.

4.01**	Form of Indenture between the Registrant and Wells Fargo Bank, National Association.

4.02*	Form of debt security.

5.01**	Opinion of Davis Polk & Wardwell LLP.

12.01**	Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.01**	Consent of KPMG LLP, independent registered public accounting firm.

23.02**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01).

24.01**	Power of Attorney (included on the signature page of the Registration Statement).

25.01**	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.